As filed with the Securities and Exchange Commission on May 24, 2004
                                                                                         FILE NO. 333-_____________
===================================================================================================================
                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-8

                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933

                                               EDISON INTERNATIONAL
                              (Exact Name of Registrant as Specified in Its Charter)

                                                    CALIFORNIA
                          (State or Other Jurisdiction of Incorporation or Organization)

                                                    95-4137452
                                       (I.R.S. Employer Identification No.)

         2244 Walnut Grove Avenue (P.O. Box 999)                                          91770
                  Rosemead, California                                                  (Zip Code)
         (Address of Principal Executive Offices)

                                   EDISON INTERNATIONAL EQUITY COMPENSATION PLAN
                                             (Full Title of the Plan)

                                   Kenneth S. Stewart, Assistant General Counsel
                                      2244 Walnut Grove Avenue (P.O. Box 800)
                                            Rosemead, California 91770
                                      (Name and Address of Agent for Service)

                                                  (626) 302-6601
                           (Telephone Number, Including Area Code, of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE
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                                                            Proposed            Proposed             Amount
Title of Each Class                      Amount              Maximum             Maximum               of
      of Securities                       To Be          Offering Price         Aggregate         Registration
To Be Registered(1)                   Registered(1)       Per Share(2)      Offering Price(2)          Fee
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Common Stock, no par value          5,000,000 shares        $22.7711          $113,855,500          $14,425.50
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Rights to Purchase Series A Junior
Participating Cumulative Preferred Stock,
without par value, of Edison International(3)
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(1)   Pursuant  to  Rule 416(a)  under  the  Securities  Act of 1933,  as  amended  (the  "Securities  Act"),  this registration  statement also covers  additional  securities to be offered or issued in connection  with terms of the Edison International  Equity Compensation Plan (the "Plan") providing for proportionate  adjustment of the  amount  of  securities  being  offered  or issued  in the  event of stock  splits or other  transactions specified in the Plan.

(2)   Estimated  pursuant  to Rules  457(c)  and  457(h)  under the  Securities  Act,  solely  for the  purpose  of calculating  the  registration  fee,  on the  basis  of the  average  of the high and low  prices  of  Edison
      International Common Stock reported in the consolidated reporting system as of May 19, 2004.

(3)   The Rights are initially  carried and traded with the Common  Stock.  The value  attributable  to the Rights, if any, is reflected in the value of the Common Stock.
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                                                 EXPLANATORY NOTE

                  In accordance with General Instruction E of Form S-8, Edison International (the "Registrant")
is registering additional shares of Common Stock pursuant to the Edison International Equity Compensation Plan
(the "Plan").  The Registrant currently has an effective registration statement filed on Form S-8 relating to the
Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on April 17, 1998.  The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-50443), which is made a part hereof.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits

           See Exhibit Index.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Rosemead, State of California, on May 21, 2004.

                                                     EDISON INTERNATIONAL

                                                     By:   /s/ Kenneth S. Stewart
                                                           ---------------------------------
                                                           Kenneth S. Stewart
                                                           Assistant General Counsel

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                 Title                          Date

Principal Executive Officer:

         John E. Bryson*                               Chairman of the Board, President,       May 21, 2004
                                                       Chief Executive Officer and Director
Principal Financial Officer:

         Theodore F. Craver, Jr.*                      Executive Vice President, Chief         May 21, 2004
                                                       Financial Officer and Treasurer
Controller or Principal Accounting Officer:

         Thomas M. Noonan*                             Vice President and Controller           May 21, 2004
Majority of the Board of Directors:
         John E. Bryson*                               Director                                May 21, 2004
         France A. Cordova*                            Director                                May 21, 2004
         Bradford M. Freeman*                          Director                                May 21, 2004
         Bruce Karatz*                                 Director                                May 21, 2004
         Luis G. Nogales*                              Director                                May 21, 2004
         Ronald L. Olson*                              Director                                May 21, 2004
         James M. Rosser*                              Director                                May 21, 2004
         Richard T. Schlosberg, III*                   Director                                May 21, 2004
         Robert H. Smith*                              Director                                May 21, 2004
         Thomas C. Sutton*                             Director                                May 21, 2004

* By:        /s/ Kenneth S. Stewart
       -------------------------------------------
         (Kenneth S. Stewart, Attorney-in-Fact)

                                                   EXHIBIT INDEX

   Exhibit                                         Description of Exhibit
   Number

4.1      Equity Compensation Plan as restated effective January 1, 1998 (File No. 1-9936, filed as
         Exhibit 10.1 to Edison International Form 10-Q for the quarter ended June 30, 1998)*

4.2      Equity Compensation Plan Amendment No. 1, effective May 18, 2000 (File No. 1-9936, filed as
         Exhibit 10.4 to Edison International Form 10-Q for the quarter ended June 30, 2000)*

4.3      Restated Articles of Incorporation of Edison International effective May 9, 1996 (File No.
         1-9936, filed as Exhibit 3.1 to Edison International Form 10-K for the year ended December 31,
         1998)*

4.4      Amended Bylaws of Edison International as adopted by the Board of Directors effective May 20,
         2004 (File No. 1-9936, filed as Exhibit 3 to Edison International Form 8-K filed May 21,
         2004)*

4.5      Certificate of Determination of Series A Junior Participating Cumulative Preferred Stock of
         Edison International dated November 21, 1996 (File No. 1-9936, filed as Exhibit 4.2 to Edison
         International Form 8-A filed November 22, 1996)*
5        Opinion of Counsel
23.1     Consent of PricewaterhouseCoopers LLP
23.2     Consent of Counsel (included in Exhibit 5)
24       Power of Attorney

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*  Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.